Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of AMC Entertainment Holdings, Inc. of our report dated March 1, 2016, relating to the financial statements of National CineMedia, LLC, appearing in the Annual Report on Form 10-K of AMC Entertainment Holdings, Inc. for the year ended December 31, 2015 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

December 21, 2016